Houlihan Lokey Reports First Quarter Fiscal 2022 Financial Results

– First Quarter Fiscal 2022 Revenues of $373 million –
– First Quarter Fiscal 2022 Diluted EPS of $1.25 –
– Adjusted First Quarter Fiscal 2022 Diluted EPS of $1.19 –
– Announces Dividend of $0.43 per Share for Second Quarter Fiscal 2022 –

LOS ANGELES and NEW YORK - August 3, 2021 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2021. For the first quarter ended June 30, 2021, revenues were $373 million, compared with $211 million for the first quarter ended June 30, 2020.
Net income was $86 million, or $1.25 per diluted share, for the first quarter ended June 30, 2021, compared with $46 million, or $0.69 per diluted share, for the first quarter ended June 30, 2020. Adjusted net income for the first quarter ended June 30, 2021 was $82 million, or $1.19 per diluted share, compared with $38 million, or $0.56 per diluted share, for the first quarter ended June 30, 2020.
“We are pleased to report record first quarter results as we kick-off our fiscal year 2022. Over the last five quarters, our bull/bear, cyclically balanced model performed as we expected it to, and we continue to experience strong market momentum coming out of the pandemic. In addition to reporting earnings, we made a separate announcement yesterday regarding our acquisition agreement with GCA Corporation (“GCA”). We are excited about the prospect of acquiring GCA, which we believe solidifies our presence in the technology industry and continues to expand our global reach. We look forward to welcoming our new colleagues into the firm once we close the tender offer process.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2021	2020
Revenues	$372,722	$211,136
Operating expenses:
Employee compensation and benefits	232,304	137,121
Non-compensation	32,742	31,425
Operating income	107,676	42,590
Other income, net	(101)	(1,161)
Income before provision/(benefit) for income taxes	107,777	43,751
Provision/(benefit) for income taxes	21,817	(2,349)
Net income attributable to Houlihan Lokey, Inc.	$85,960	$46,100

Diluted earnings per share	$1.25	$0.69

Revenues

For the first quarter ended June 30, 2021, revenues were $373 million, compared with $211 million for the first quarter ended June 30, 2020. For the first quarter ended June 30, 2021, Corporate Finance (“CF”) revenues increased 139%, Financial Restructuring (“FR”) revenues increased 11%, and Financial and Valuation Advisory (“FVA”) revenues increased 85% when compared with the first quarter ended June 30, 2020.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Expenses:
Employee compensation and benefits	$232,304	$137,121	$229,225	$131,960
% of Revenues	62.3%	64.9%	61.5%	62.5%
Non-compensation	$32,742	$31,425	$31,678	$30,009
% of Revenues	8.8%	14.9%	8.5%	14.2%
Provision/(benefit) for income taxes	$21,817	$(2,349)	$29,844	$12,721
% of Pre-tax income	20.2%	(5.4)%	26.7%	25.3%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $232 million for the first quarter ended June 30, 2021, compared with $137 million for the first quarter ended June 30, 2020. Adjusted employee compensation and benefits expenses were $229 million for the first quarter ended June 30, 2021, compared with $132 million for the first quarter ended June 30, 2020. This resulted in an adjusted compensation ratio of 61.5% for the first quarter ended June 30, 2021, versus 62.5% for the first quarter ended June 30, 2020. The increases in GAAP and adjusted employee compensation and benefits expenses were primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $33 million for the first quarter ended June 30, 2021, compared with $31 million for the first quarter ended June 30, 2020. Adjusted non-compensation expenses were $32 million for the first quarter ended June 30, 2021, compared with $30 million for the first quarter ended June 30, 2020. The increase in GAAP and adjusted non-compensation expenses was primarily a result of an increase in professional fees, rent and information technology and communications expenses, partially offset by a decrease in other operating expenses and travel, meals, and entertainment expenses.

The provision for income taxes was $22 million, representing an effective tax rate of 20.2% for the first quarter ended June 30, 2021, compared with ($2) million, representing an effective tax rate of (5.4)% for the first quarter ended June 30, 2020. The increase in the Company’s tax rate during the first quarter ended June 30, 2021, relative to the same period in 2020, was primarily a result of a decreased stock compensation deduction. The adjusted provision for income taxes was $30 million, representing an adjusted effective tax rate of 26.7% for the first quarter ended June 30, 2021, compared with $13 million, representing an adjusted effective tax rate of 25.3% for the first quarter ended June 30, 2020.

Segment Reporting for the First Quarter

Corporate Finance
CF revenues were $210 million for the first quarter ended June 30, 2021, compared with $88 million for the first quarter ended June 30, 2020, representing an increase of 139%. Revenues increased primarily due to a significant increase in the number of closed transactions.

	Three Months Ended June 30,
(Dollars in thousands)	2021	2020
Corporate Finance
Revenues	$209,991	$87,971
# of Managing Directors	127	117
# of Closed transactions (1)	84	35

Financial Restructuring

FR revenues increased 11% to $99 million for the first quarter ended June 30, 2021, compared with $89 million for the first quarter ended June 30, 2020. Revenues increased primarily due to a significant increase in the average transaction fee on closed transactions.

	Three Months Ended June 30,
(Dollars in thousands)	2021	2020
Financial Restructuring
Revenues	$98,775	$88,620
# of Managing Directors	52	48
# of Closed transactions (1)	24	29
Financial and Valuation Advisory
FVA revenues increased 85% to $64 million for the first quarter ended June 30, 2021, compared with $35 million for the first quarter ended June 30, 2020. Revenues increased primarily due to a significant increase in the number of fee events.

	Three Months Ended June 30,
(Dollars in thousands)	2021	2020
Financial and Valuation Advisory
Revenues	$63,956	$34,545
# of Managing Directors	35	31
# of Fee Events (1)	820	512
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.43 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2021, to stockholders of record as of the close of business on September 2, 2021.

As of June 30, 2021, the Company had $830 million of cash and cash equivalents and investment securities, and $46 million of other liabilities and loans payable to former shareholders.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 8:00 a.m. Eastern Time on Tuesday, August 3, 2021, to discuss its first quarter fiscal 2022 results. The number to call is 1-855-327-6837 (domestic) or 1-631-891-4304 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from August 3, 2021 through August 10, 2021, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 10015775#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past six consecutive years in the U.S., the No. 1 global restructuring advisor for the past seven consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	June 30, 2021	March 31, 2021
Assets
Cash and cash equivalents	$782,194	$846,851
Restricted cash	373	373
Investment securities	47,856	208,618
Accounts receivable, net of allowance for credit losses	90,795	108,409
Unbilled work in process, net of allowance for credit losses	87,755	118,115
Deferred income taxes	33,327	28,332
Property and equipment, net	45,073	46,370
Operating lease right-of-use assets	146,734	152,031
Goodwill and other intangibles, net	866,043	866,221
Other assets	48,929	50,747
Total assets	$2,149,079	$2,426,067

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$390,894	$648,399
Accounts payable and accrued expenses	70,259	67,468
Deferred income	29,845	27,868
Income taxes payable	58,783	68,339
Deferred income taxes	21	52
Loans payable to former shareholders	744	818
Operating lease liabilities	168,622	174,516
Other liabilities	45,313	55,046
Total liabilities	764,481	1,042,506

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 51,091,269 and 51,245,442 shares, respectively	51	51
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 17,745,973 and 16,951,696 shares, respectively	18	17
Additional paid-in capital	745,705	803,573
Retained earnings	657,375	600,096
Accumulated other comprehensive (loss)	(18,551)	(20,176)
Total stockholders' equity	1,384,598	1,383,561
Total liabilities and stockholders' equity	$2,149,079	$2,426,067

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2021	2020
Revenues	$372,722	$211,136
Operating expenses:
Employee compensation and benefits	232,304	137,121
Travel, meals, and entertainment	1,687	2,114
Rent	10,225	9,623
Depreciation and amortization	4,171	3,672
Information technology and communications	6,961	6,383
Professional fees	6,701	5,007
Other operating expenses	2,997	4,626
Total operating expenses	265,046	168,546
Operating income	107,676	42,590
Other income, net	(101)	(1,161)
Income before provision/(benefit) for income taxes	107,777	43,751
Provision/(benefit) for income taxes	21,817	(2,349)
Net income attributable to Houlihan Lokey, Inc.	$85,960	$46,100

Weighted average shares of common stock outstanding:
Basic	65,713,370	63,684,431
Fully diluted	68,718,629	66,798,560
Earnings per share
Basic	$1.31	$0.72
Fully diluted	$1.25	$0.69

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2021	2020
Revenues	$372,722	$211,136

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$232,304	$137,121
(Less)/plus: Acquisition related retention payments	(3,079)	(5,161)
Employee compensation and benefits expenses (adjusted)	229,225	131,960

Non-compensation expenses
Non-compensation expenses (GAAP)	$32,742	$31,425
(Less)/plus: Secondary offering related costs	—	(418)
(Less)/plus: Acquisition amortization	(1,064)	(998)
Non-compensation expenses (adjusted)	31,678	30,009

Operating income
Operating income (GAAP)	$107,676	$42,590
(Less)/plus: Adjustments (1)	4,143	6,577
Operating income (adjusted)	111,819	49,167

Other income, net
Other income, net (GAAP)	$(101)	$(1,161)
Other income, net (adjusted)	(101)	(1,161)

Provision/(benefit) for income taxes
Provision/(benefit) for income taxes (GAAP)	$21,817	$(2,349)
(Less)/plus: Impact of the excess tax benefit for stock vesting	6,922	13,408
Adjusted provision/(benefit) for income taxes	28,739	11,059
(Less)/plus: Resulting tax impact (2)	1,105	1,662
Provision/(benefit) for income taxes (adjusted)	29,844	12,721

Net income
Net income (GAAP)	$85,960	$46,100
(Less)/plus: adjustments (3)	(3,884)	(8,493)
Net income (adjusted)	82,076	37,607

Diluted EPS (GAAP)	$1.25	$0.69
Diluted EPS (adjusted)	$1.19	$0.56
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.